UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 11, 2012

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

ITEM 1.01 Entry Into a Material Definitive Agreement;

ITEM 3.02 Unregistered Sales of Equity Securities

On June 11, 2012, LightPath Technologies, Inc. (“LightPath” or the “Company”) executed a Securities Purchase Agreement (the “SPA”) with 19 institutional and other accredited investors with respect to a private placement (the “Offering”) of an aggregate of 1,943,852 shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), at $1.02 per share, and warrants to purchase 1,457,892 shares of Common Stock (the “Warrants”). The warrants have an exercise price of $1.32 per share, are exercisable for a period of five years beginning December 11, 2012, and contain customary, weighted-average anti-dilution protection with respect to the exercise price (subject to a floor price of $1.15).

The consummation of the Offering occurred simultaneously with the execution of the SPA, and the Company received gross cash proceeds from the issuance of the Common Stock (exclusive of proceeds from any future exercise of the Warrants) in the amount of $1,982,726.92. The Company is required by the terms of the SPA to use the funds for general working capital purposes to support the continued growth of the Company’s business, with the primary uses of the funds anticipated to be for expansion of our infrared molding capacity and enhancement of our glass preparation processes and test and measurement capability. The funding will also support new product development and the acquisition of new equipment, also critical to the Company’s growth plans.

The Company and the investors also entered into a Registration Rights Agreement dated June 11, 2012, pursuant to which the Company agreed to file with the Securities and Exchange Commission within 8 business days following the closing, and to cause to be declared effective, a registration statement to register the shares of Common Stock issued in the private placement and the shares of Common Stock underlying the Warrants.

The Company paid a commission to the exclusive placement agent for the offering, Meyers Associates, LP, in an amount equal to approximately $198,273, plus a non-accountable marketing and expense fee of $20,000, and reimbursement of up to $10,000 of its legal and due diligence expenses related to the Offering, $5,000 of which was advanced by the Company prior to closing. The Company also issued the placement agent and its designees warrants to purchase an aggregate of 194,385 shares of Common Stock at an exercise price equal to $1.32 per share. The Warrants have a five-year term and are exercisable after December 11, 2012.

The private placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act (in that the shares of Common Stock, Warrants, and shares of Common Stock underlying the Warrants were sold by the Company in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock, Warrants and the shares of Common Stock underlying the Warrants are restricted securities that have not been registered under the Act and may not be offered or sold absent registration or applicable exemption from the registration requirements.

All of the specific terms and conditions of the Form of Warrant, the Securities Purchase Agreement, and the Registration Rights Agreement, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this current report and incorporated herein by reference in their entirety.

On June 11, 2012, the Company issued a press release disclosing the private placement and the consummation thereof. A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01 Exhibits

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: June 11, 2012	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description
EX-4.1	Form of Warrant

EX-10.1	Securities Purchase Agreement, dated June 11, 2012, by and among the Company and certain investors named therein.

EX-10.2	Registration Rights Agreement, dated June 11, 2012, by and among the Company and certain investors named therein.

EX-99.1	Press release dated June 11, 2012